				Exhibit 99.2
Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2016 and 2015
and September 30, 2016 and
the Years Ended December 31, 2016 and 2015

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2016
Composite Materials	$ 272.2	$ 64.2	$ 54.3	$ 390.7
Engineered Products	77.7	14.9	0.2	92.8
Total	$ 349.9	$ 79.1	$ 54.5	$ 483.5
	73%	16%	11%	100%

Third Quarter 2016
Composite Materials	$ 276.0	$ 63.8	$ 58.4	$ 398.2
Engineered Products	84.6	17.7	-	102.3
Total	$ 360.6	$ 81.5	$ 58.4	$ 500.5
	72%	16%	12%	100%

Fourth Quarter 2015
Composite Materials	$ 247.2	$ 67.8	$ 55.4	$ 370.4
Engineered Products	79.2	15.3	-	94.5
Total	$ 326.4	$ 83.1	$ 55.4	$ 464.9
	70%	18%	12%	100%

Year Ended December 31, 2016
Composite Materials	$ 1,100.5	$ 256.4	$ 253.1	$ 1,610.0
Engineered Products	328.8	65.3	0.2	394.3
Total	$ 1,429.3	$ 321.7	$ 253.3	$ 2,004.3
	71%	16%	13%	100%

Year Ended December 31, 2015
Composite Materials	$ 959.7	$ 264.6	$ 234.4	$ 1,458.7
Engineered Products	326.2	72.7	3.6	402.5
Total	$ 1,285.9	$ 337.3	$ 238.0	$ 1,861.2
	69%	18%	13%	100%